Exhibit 99.1

NEWS RELEASE

Southcross Energy 1717 Main Street, Suite 5200, Dallas, Texas 75201, 214-979-3720

SOUTHCROSS ENERGY PARTNERS, L.P. ANNOUNCES MOVE TO OTCQX ®

Dallas, TX - February 27, 2019 - Southcross Energy Partners, L.P. (NYSE: SXE) (“Southcross Energy” or “the Partnership”) today announced that it will move trading in the Partnership’s Common Units (the “Common Units”). The Common Units will shift to the OTCQX® from the New York Stock Exchange (“NYSE”) effective at the market close of trading on the NYSE on February 27, 2019. On February 28, 2019, the Common Units will begin trading upon market open on the OTCQX®.

On February 27, 2019, the Partnership received notification from the NYSE that the Partnership was not in compliance with Rule 802.01C of the NYSE’s Listed Company Manual, as the Partnership’s unit price had fallen below the NYSE’s continued listing standard for average closing price of less than $1.00 over a consecutive 30 trading-day period and failed to cure this non-compliance within the required timeframe. The NYSE Regulation, Inc. (“NYSE Regulation”) will apply to the Securities and Exchange Commission (the “SEC”) to delist the Common Units from the NYSE upon completion of all applicable procedures, including any appeal by the Partnership of the NYSE Regulation staff’s decision. The Partnership does not plan to appeal the NYSE Regulation’s staff decision. Consequently, the Partnership has chosen to move its Common Units to the OTCQX®, which is the highest market tier operated by the OTC Markets Group, Inc. and provides the highest level of standards within the OTC Markets for investors.

Southcross Energy remains and intends to remain a publicly traded partnership. The Partnership will continue to make all required SEC filings and will remain subject to SEC rules and regulations applicable to reporting companies under the Securities Exchange Act of 1934, as amended. The Partnership plans to maintain an independent Audit Committee and to provide annual financial statements audited by a Public Company Accounting Oversight Board (PCAOB) independent registered public accounting firm and unaudited interim financial reports prepared in accordance with U.S. generally accepted accounting principles.

Southcross Energy may apply to relist its Common Units on a national stock exchange in the future upon meeting the applicable initial listing standards of that exchange.

About Southcross Energy Partners, L.P.

Southcross Energy Partners, L.P. is a master limited partnership that provides natural gas gathering, processing, treating, compression and transportation services and NGL fractionation and transportation services. It also sources, purchases, transports and sells natural gas and NGLs. Its assets are located in South Texas, Mississippi and Alabama and include two gas processing plants, one fractionation plant and approximately 3,100 miles of pipeline. The South Texas assets are located in or near the Eagle Ford shale region. Southcross is headquartered in Dallas, Texas. Visit www.southcrossenergy.com for more information.

Forward-Looking Statements

This news release and accompanying statements may contain forward-looking statements. All statements that are not statements of historical facts, including statements regarding our future financial position, results, business strategy, guidance, distribution growth and plans and objectives of management for future operations, are forward-looking statements. We have used the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “would”, “potential,” and similar terms and phrases to identify forward-

looking statements in this news release. Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions could be inaccurate, and, therefore, we cannot assure you that the forward-looking statements included herein will prove to be accurate. These forward-looking statements reflect our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, many of which are outside our control. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors including: the Partnership’s significant indebtedness and constraints on the Partnership’s liquidity, the impact the delisting of the Common Units from the NYSE may have on the liquidity and market price of the Common Units and the Partnership’s ability to conduct equity financings and access the public capital markets and other risks described in greater detail in our filings with the Securities and Exchange Commission (“SEC”). Please see the Partnership’s “Risk Factors” and other disclosures included in our Annual Report on Form 10-K for the year ended December 31, 2017 and in subsequently filed Forms 10-Q and 8-K. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. The forward-looking statements herein speak as of the date of this news release. The Partnership undertakes no obligation to update any information contained herein or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this news release.

Contact:
Southcross Energy Partners, L.P
Mallory Biegler, 214-979-3720
Investor Relations
investorrelations@southcrossenergy.com

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